Transcript of the Registrant
CSC - Computer Sciences Corporation Q4 2012 Earnings Conference Call
EVENT DATE/TIME: May 17, 2012 / 03:00PM  GMT

CORPORATE PARTICIPANTS

 Bryan Brady Computer Sciences Corp - VP of IR

 Mike Lawrie Computer Sciences Corp - President and CEO

 Mike Mancuso Computer Sciences Corp - VP and CFO

CONFERENCE CALL PARTICIPANTS

 Keith Bachman Bank of Montreal - Analyst

 Darrin Peller Barclays Capital - Analyst

 Nathan Rozof Morgan Stanley - Analyst

 Rod Bourgeois Sanford C. Bernstein & Co. - Analyst

 David Grossman Stifel Nicolaus - Analyst

 Julio Quinteros Goldman Sachs - Analyst

 Moshe Katri Cowen and Company - Analyst

 Bryan Keane Deutsche Bank - Analyst

 Jason Kupferberg Jefferies & Company - Analyst

 PRESENTATION

Operator

 Good day, everyone, and welcome to the CSC fourth quarter and year end fiscal year 2012 conference call. Today's call is being recorded. For opening remarks and introductions, I would like to turn the call over to Mr. Bryan Brady, Vice President of Investor Relations. Please go ahead, sir.

 Bryan Brady - Computer Sciences Corp - VP of IR

 Thank you, Operator. Well, good morning, ladies and gentlemen, and welcome to CSC's earnings call for the fourth quarter and full fiscal year 2012. We issued our financial results earlier this morning, so hopefully you've had a good opportunity to review them. On the call today are Mike Lawrie, our Chief Executive Officer, and Mike Mancuso, our Chief Financial Officer. As usual, this call is being webcast at CSC.com, and we've also posted slides to our website to accompany our discussion. On slide two, you'll see our reminder about the risks associated with any forward-looking statements, and on slide three, you'll see our acknowledgement that CSC's presentation includes certain non-GAAP financial measures. So in accordance with SEC rules, a reconciliation of these metrics to GAAP metrics is included in the tables of the earnings release, and in the appendix to our slides. Both documents are available for your review at the Investor Relations section of the CSC website. Finally, I'd like to remind our listeners that CSC assumes no obligation to update the information presented on this conference call, except, of course, as required by law. If you'll kindly move to slide number four, I'm pleased to turn the call over to Mike Lawrie.

 Mike Lawrie - Computer Sciences Corp - President and CEO

 Okay. Thank you, Bryan, and welcome everyone. Thanks for taking some time with us this morning. I am joined by Mike Mancuso, who will cover the numbers. And as you probably know, this will be Mike's last earnings call with CSC, as he will be retiring. And I just wanted to thank Mike for what, almost four years of service, somewhat tumultuous, but service. But thank you very much. And as I think you know, earlier this week, we announced Mike's successor as CFO, Paul Saleh. Paul is a recognized, and very much respected CFO for leading brands, such as Gannett, and Sprint Nextel, and Walt Disney International, and he's led global finance functions for companies in the midst of significant change and industry transition, and knows the role that the finance community plays in that type of turnaround environment, and has a long track record of achieving profitability improvements, and increasing shareholder value. So Paul will be on board May 23, and I'm sure at that point in time, he will begin to outreach to some of you on the call today.

Let me make a couple remarks before I turn this over to Mike. I've really got four key messages this morning. One is that our results are very poor, and they are unacceptable to us at CSC, and they're certainly unacceptable to our investors. The second message is that we are taking immediate actions to begin to move in a different direction. I will cover some of those actions today, and there will be some more actions in the coming weeks and months. The third message is that, although the negatives overwhelmed our results, there are some bright spots, and I do want to highlight some of those bright spots, particularly around some of our new offerings that I think represent the future of the Company. And then the final message is that I've now completed a sort of tour of the world, and visited many of our sites, and many of our clients, many of our investors, and many of the analysts that follow CSC, and have a pretty good handle on what the issues are, what the root causes of those issues are. And we are developing a plan to address these, as well as the underlying financial model, and we intend to share that in greater detail when we get together in early September for the analyst-investor day.

So those are the four key messages. Now, let me just quickly provide a little more detail around each of those messages. As I said several weeks ago, and again today, the results are very poor. The primary reasons for that are the NHS write-offs. The second principal driver was troubled contracts within our MSS business that resulted in impairment and restructuring charges. I don't think we managed our cost structure to adjust for some of these developments as they unrolled themselves throughout the second half of the fiscal year. I think we've got some organizational, what I call operating model alignment issues, which has made execution that much more problematic. And obviously we continue to see some uncertainty, particularly in the Federal sector, and in EMEA. So those are the primary causes of the poor results, not substantially different than what we talked about before. But the second message is, okay, what are we doing about that? So we're taking some immediate actions.

One, we're announcing today a $1 billion cost and expense take-out program to be executed over a 12 to 18 month period. Much of that will be delivered to the bottom line. Some will be reinvested in some of the things we need to do internally. But that has now been announced internally, and we are announcing that today. The second action is a thorough review of our portfolio of contracts. In the past several months, we've now concluded a thorough portfolio review, which involved the systems assurance reviews of all of our outstanding outsourcing contracts. We have identified 40 troubled contracts, the majority of which, around 32, are in our MSS business. And for all of these accounts we have now implemented, or are in the process of implementing, remediation actions, including new leadership, transition control, strong program management disciplines, and this gets monitored on a weekly basis, and with me on a monthly basis.

And some of the accounts really don't show a clear path to financial health, and in these cases, we are intending to either fix them, or in some cases attempt to renegotiate them. And to prevent a re-occurrence of what we saw in fiscal '12, we've put a systems assurance program in place, and this team has now reviewed all material contracts, and what I mean by material contracts is anything over $50 million, as well as all the MSS contracts in our backlog. And we want to make sure that with our bookings, particularly in the last half of fiscal '12, we want to ensure that we didn't sign up for more problems, and that we can deliver against these contracts at acceptable profitability. And in terms of new opportunities that are in the pipeline, we have now put a very strong contracting process in place, where we review the pricing and the scope before we commit to the contract again, as a way of trying to ensure that we contract at, and deliver, acceptable profitability. In terms of NHS, I was over in the UK late last week, and met with the head of NHS.

There's no question, both parties want to get to this interim agreement, and we now are on a weekly basis -- the head of NHS and myself -- are getting together to resolve any issues along the lines of the letter of intent which we announced several months ago. So we're hopeful that the NHS interim agreement will get completed in the not-too-distant future. And I think having myself and the head of NHS on the phone every week, working through any remaining issues is going to be a helpful management discipline to getting this across the line. In terms of our operating model, as I said, the lack of clarity and accountability led to, or was a contributor to, execution issues. I think a lot of our root cause problems do stem from the complexity of our operating model. In many cases, it really lacks the clarity and accountability that we need, and that severely reduces our ability to act decisively. So we're working to simplify that model so that it is fully aligned, and we've got clear lines of accountability. That operating model has been designed. I've covered it with the Board, and over the coming weeks and months, we will begin to execute against that. Another action we've taken is leadership.

As you know, we are adding a new leadership talent. Paul Saleh, as I said earlier, was announced as the CFO. But you can expect more management appointments in the coming weeks. In April, we launched a new management compensation program, which aligns our compensation for our top executives to Company profitability results, and I think this is a major step towards getting our leaders in line with our shareholders, and again, simplifying some of the operating model clarity issues that we have. And then finally, we have begun a pretty intensive review of our non-core assets. We are evaluating our portfolio to determine what non-core assets are available for disposal, again, with the goal of delivering incremental cash, as well as improving our profitability along our financial model as we go forward. So those are sort of the list of actions. I should just mention that this cost take-out program, although substantial at $1 billion, is primarily focused at what I'll call G&A functions, procurement, IT, and other G&A functions.

It does not affect in any material way our customer-facing resources. So the turnaround is beginning to take shape As I said, we have had a chance to speak with all major constituencies, have had quite a few outside experts in to help with the strategy formulation. I've had the chance to now cover this with my Board this week. But there are a couple elements of the strategy which are becoming very clear, and again, in early September when we get together, we will fill out more of the details associated with it. But suffice it to say, part of this will revolve around refocusing our portfolio to move up the value chain, a much more precise focus on verticals, on industries that we want to really take a leadership position in, and have a lot of intellectual property around to drive that leadership position; a movement to standardize global solutions that can be delivered to any client, and delivered profitably, with a particular focus on some of our new emerging offerings, like cloud, and cyber, and our applications, and business process services businesses; and much better expansion and leverage of our software assets, we which think are very valuable, and that have largely been buried within the Company.

So as I said, we're setting a date, here, for our investor day of September 10. We'll share more details at that meeting around our turnaround progress, other actions we're taking, a more detailed review of the strategy, our operating model, and the underlying financial model of the Company over the next two or three years, so that you, as our investors, and the analysts can track our progress against that financial model. And you'll be hearing more from us as to the date and the location, and so on and so forth. So just before I turn over to Mike, there are a few bright spots that I'd like to just highlight for a moment. Again, these bright spots were largely overwhelmed by some of the huge issues we had. But for example, our total contract value results were very positive, at $19.3 billion. That's a 30% increase over fiscal '11, and the good news is, this came from 150 new commercial clients, as well as successful re-competes, and a lot of new scope work for new, as well as existing, clients.

And we have more than $28 billion in our qualified pipeline. So I think this really bodes very well, and is an indication of CSC's market relevance, as well as the demand for many of our offerings. And speaking of those offerings, things like our cloud offerings are beginning to gain traction in terms of adoption. In fiscal '12, we recorded $203 million in wins for our commercial cloud services, and we have over $900 million in our qualified pipeline for fiscal '13. So clearly, getting some traction around cloud, and we've recently received some awards in our leadership, so I think that is a very important positive point. Our cyber offerings, during 2012, we were awarded $48 million in commercial cyber wins, and $350 million in cyber wins within our NPS business. And the qualified pipeline here, we've got over $700 million of qualified pipeline for our NPS business, as we look out in fiscal '13.

Finally, some of the acquisitions we've made, we're seeing some good traction around. The results for iSOFT, we saw revenue of $139 million in the eight months that they're included in our full year results. But more importantly, we saw some very positive trends in our software license sales and revenues, and we have over 100 go-lives of major iSOFT contracts and projects around the world. And our AppLabs business that we acquired, that integration is going well. It's becoming a very important part of our end-to-end offering in application services, and we saw about $60 million of revenue in the time that we owned that business. So again, some positive signs around some of the acquisitions that we made. So that's the comments I wanted to make. I'll turn it over to Mike, and then I'll come back for a few closing comments, and then we'll open it up to any questions that you might have. Mike?

 Mike Mancuso - Computer Sciences Corp - VP and CFO

 Thanks, Mike. Good morning to all. My remarks will be brief this morning. As Mike Lawrie said, today's results are in line with those contained in of our preliminary release on April 10. If you'll turn to chart seven, and echoing Mike's commentary, new business bookings are one of our fiscal year '12 bright spots, with awards totaling $19.3 billion. Our backlog now totals $36.4 billion as of March 30. As you can see from the chart, MSS led the way with $9.5 billion in awards. Revenue by line of business for the fourth quarter is displayed on chart eight, with a comparison to last year. Total revenue declined about 2%, largely attributable to our NPS segment. Our commercial business, principally BSS, grew about 1.3% in constant currency, and was roughly flat on a GAAP basis. The operating loss for the quarter, as reflected on chart nine, is obviously disappointing. Mike Lawrie commented on a number of the macro causes.

Specifically in the fourth quarter, technical challenges on problem contracts in NPS and MSS, coupled with the restructuring charges in MSS and BSS, and the expensing of our ongoing work on the NHS contract in BSS, are the main drivers of the operating loss. Chart 10 is the fourth quarter P&L statement. I would direct your attention to the corporate G&A and net interest expense lines. Legal costs in G&A, and a lower cash balance, larger interest payments on capital leases, all result in an unfavorable comparison to last year. Chart 11 summarizes FY '12 results through EPS, and reflects a comparison to the EPS numbers contained in our April 10 release. This chart also lays out the revenue, OI, and EPS impact of the more significant events within this year. Focusing on operating income, and adjusting FY '12 results for the NHS contract charge and restructuring, the margin would be approximately 2.3%. The statement at the bottom of the chart is intended to highlight the fact that, at a 32% tax rate versus our FY '12 roughly 3% tax rate, would have reduced our reported results by about $0.90.

This will be important to you as you think about fiscal year '13. Chart 12 displays selected balance sheet items. Our cash balance versus last year is lower by virtue of the iSOFT and app labs acquisitions, as well as lower earnings. The claims settlement and the NHS write-off affected receivables and WIP. The goodwill impairment charge is evident in the lower goodwill balance. The deferred revenue is lower, absent any NHS advanced payments this year. And of course, the equity number is a result of the above factors. Finally, on chart 13, it shows an improvement in days sales outstanding. Removing the uncollected or the unbilled claim balance and the NHS receivables was a big factor in the reduction. The good news is that, going forward, we can and should operate at a number well below our historical average. With that said, now, I'm going to turn it back to Mike Lawrie.

 Mike Lawrie - Computer Sciences Corp - President and CEO

 Okay. Thanks, Mike. Before we move into Q&A, I would just like to share my perspective on targets. Given that we are in a turnaround situation, I don't think it's all that meaningful to provide quarterly targets. As we said in the press release, we are going the to issue some annual targets for fiscal '13 at a later date, probably either at our August earnings call, or at the very latest, when we get together in September. I would just like a little more time to understand some of the financial impact of the turnaround activities that I have already announced. But given the results that Mike just covered, here's how I would think about fiscal '13. Due to the continued budget uncertainty, particularly in the Federal space, I think we expect our revenue in NPS to most likely decline by mid single digits. So think of this as sort of 3% to 5% kind of decline. On the commercial side, we anticipate flat revenue, primarily due to some of the headwinds we see, but also we are clearly going to focus on profitability in the near term. So we are not going to sign business just for the sake of signing business, but to drive improvements in profitability.

With respect to our operating margin, the improvement initiatives that I talked about earlier in this call should generate somewhere in the neighborhood of 200 to 300 basis points improvement over the adjusted fiscal '12 numbers, and the walk-through that Mike just took you through.

We do expect a tax rate of our normal tax rate, around 32%, in fiscal '13. And then EPS can be fairly easily derived from those other inputs and the other variables.

So we'll continue to work on the forecast, and again, as I said, we'll provide more detail on the underlying financial models. So not only what you can expect the next six months, but the model that we want to get on over the next two or three years as we progress the turnaround program. So those are just a couple thoughts on targets, and a little more clarity around the walk-through, so everyone understands the adjusted numbers, and the baseline, if you will. So with that, Operator, why don't we open it up for questions.

 QUESTION AND ANSWER

Operator

 Thank you, sir.

(Operator Instructions).

We'll go first to Keith Bachman from Bank of Montreal.

 Keith Bachman - Bank of Montreal - Analyst

 Hi, thanks for taking the question. Really, two related questions. As you think about the comments you made, saying operating margins being, say, 200 to 300 basis points higher, so it kind of puts you over the adjusted number, so in that 4% to 5% range. I was hoping that, A, you could talk a little bit more about the charge of $1 billion of savings, rather. Any more color on how that contributes, how much do you keep, versus how much, say, do you reinvest? And then secondly, how much is from -- I don't know how to say it, but not chasing the bad contracts, or improving the portfolio of contracts in terms of profitability? Just any kind of color you can give us on the contributors to that improvement in margin, that would be great. Thank you.

 Mike Lawrie - Computer Sciences Corp - President and CEO

 As I said, the $1 billion cost take-out is over a 12 to 18 month period. I'm trying to get a little -- We've only been at it, now, literally, three or four weeks. I'm trying to get a little better handle on what I can expect. There are some major changes. For example, we're reducing dramatically the number of people that have PO authority, to get control of our spending. But I don't have any concrete numbers, yet, as to how that's going to begin to play out month by month. So I would like to see that. We put probably in our budget for this year around $500 million to $600 million of those cost savings we have factored into the budget that we've deployed internally. And part of that is the cost savings, part of that is probably $100 million to $200 million of improvement we'd like to see in our MSS troubled contracts that we just talked about.

 Keith Bachman - Bank of Montreal - Analyst

 Got it.

 Mike Lawrie - Computer Sciences Corp - President and CEO

 So all that is factored into what we have deployed for the new fiscal year in terms of a budget. What I don't yet have, again, just in total candor, is I don't have any results yet. So I don't know the traction underneath some of these initiatives. That's why I'm saying, when we get together in August and again in September, I'm going to have a little more facts, and from that, I can begin to extrapolate what I think will play out this fiscal year, then can provide a little more clarity, a little more precision around that. But I wanted to give you a rough idea of what this looks like, in terms of a financial model for fiscal '13. In terms of reinvestment, I don't know. Part of that will be some systems. We obviously have a lot of work to do with our financial systems.

 Keith Bachman - Bank of Montreal - Analyst

 Right.

 Mike Lawrie - Computer Sciences Corp - President and CEO

 And we've got work that's undergoing right now, putting that plan together. So I just don't yet have a precise number of how much will be reinvested. My thinking is that the majority of this will be dropped to the bottom line.

 Keith Bachman - Bank of Montreal - Analyst

 Okay. Great. Thanks very much.

Operator

 We'll go next to Darrin Peller from Barclays.

 Darrin Peller - Barclays Capital - Analyst

 Thanks, and thanks for all the added disclosure, guys. For Mike Lawrie, can you give us a bit more sense into the scale or the size of the 40 problem contracts, in terms of maybe just percentage of the business? And then maybe just give a little more color on, what is the measurement you're using to determine when one of those contracts should fit in that 40? Maybe profitability measurements, or how do you think about when something is a problem contract? Last part of that question would just be, is that number, the 40, something we can really hang our hat onto? Is that something we should expect to change?

 Mike Lawrie - Computer Sciences Corp - President and CEO

 Well, let's start with the last part first. Yes, I certainly expect the 40 to change. We've been at this, now, for a couple weeks. We've already seen some improvement, and we've got some game plans in place for some number of those 40 contracts. So, yes, I do expect to see some performance improvement. Are we going to see it across all 40? Probably not. But we will see a significant improvement. In terms of dollar amounts, this is probably somewhere in the neighborhood of $100 million to $200 million --

 Darrin Peller - Barclays Capital - Analyst

 Okay.

 Mike Lawrie - Computer Sciences Corp - President and CEO

 -- that would hopefully be remediated. In terms of the contracts, that would be -- think of that as net loss that we'd like to convert to a positive. In terms of the percent of the revenue, think of this as probably somewhere in the neighborhood of 20%, maybe to 25%, something like that.

 Darrin Peller - Barclays Capital - Analyst

 Okay. That's extremely helpful. Thanks.

 Mike Lawrie - Computer Sciences Corp - President and CEO

 So it's an important part of the business. And I'll just add one other comment here, is by putting a very strong pre-signing, or as we go through the negotiation process on these contracts, putting some real discipline around contracting, will help. It's little things. For example, today we put some very skilled contracting people on these deals as they work towards closure. But then often, those people that have very good insight around these contracts, we reassign them to other new opportunities. So we actually lose that institutional knowledge around how the contract was structured, where some of the soft spots are in the contract, what the intent was. So one of the little changes that we've made is we're going to keep those contract people that are part of the close process. They will stay with that contract through the life of the contract. So those are ways that you don't have this interruption of knowledge, and interruption in a handoff that can often contribute to transition services problems, and then as scope changes occur in some of these contracts, you don't have the institutional knowledge to manage that more effectively. So it's little things like that that allow us to deal prospectively with new business, whereas the troubled contract process deals with things that have already occurred in an effort to remediate them.

 Darrin Peller - Barclays Capital - Analyst

 That's refreshing. Thanks, Mike. Just one quick follow-up. How are clients responding? Clients are used to CSC a certain way, and probably giving somewhat more scope away for free, at times, even. I mean, the scale expansions haven't always come with the right economics in the past, which I think has been part of the -- how are your clients responding to these kind of addressing changing, and changing, really, the terms in the way you've operated now, versus what you've done in the past.

 Mike Lawrie - Computer Sciences Corp - President and CEO

 Listen, our clients want us to be successful. There is an enormous reservoir of goodwill. The last thing they want is a partner that has got a major responsibility for their IT infrastructure, or for their application portfolio, to be presenting results like we presented today. I mean, that's not their idea of a good situation.

 Darrin Peller - Barclays Capital - Analyst

 Right.

 Mike Lawrie - Computer Sciences Corp - President and CEO

 So in many cases, they are welcoming the opportunity to sit down and say -- Well, gee, what can we do together? How can we increase this? Can you maybe do something more? How do we do this? So it's all about a dialogue, an honest engagement, where we sit down with a client, and say -- Here's what we'd like to do. What would you like to do? And trying to put that together, so it becomes a win-win. Not a win-lose, but a win-win. In almost every situation that I know of, the client has responded exceptionally well to this, and encourages that dialogue.

 Darrin Peller - Barclays Capital - Analyst

 That's good to hear. Thanks, guys.

Operator

 We'll go next to Nathan Rozof from Morgan Stanley.

 Nathan Rozof - Morgan Stanley - Analyst

 Hi. Thanks for taking my question. I appreciate all the disclosure, as well. One of the questions we have, though, as we're thinking through our model, is can you provide us any insight into how these charges or one-time items may flow through into the individual segments, i.e., how this impacts the segment profitability from the items, particularly those listed on slide 11?

 Mike Lawrie - Computer Sciences Corp - President and CEO

 I really don't have that specificity today. Mike, I don't think you do either. I think when we do get together in September, we'll be able to give you a little better idea. Part of this, as we move toward a more of an industry vertical approach in our operating model, it will flow a little differently. So I think we can give you a little more clarity of that later. I just don't have that specificity now.

 Nathan Rozof - Morgan Stanley - Analyst

 Okay. And then a related question. I think, Mike Mancuso, you referenced a 2.3% operating margin when you add back the NHS contract charge in the restructuring. I notice you didn't add back the US claims settlement or the iSOFT acquisition. What's the reason for not adding those back? Do you anticipate those charges to recur in the future? If you could just give us your thoughts on that, that would be helpful.

 Mike Mancuso - Computer Sciences Corp - VP and CFO

 The answer on the claim is, we don't expect the claim, obviously, to recur. However, offsetting the claim non-recurring benefit, if you will, next year is the fact that this year, no bonuses were paid, effectively, across the entire corporation. So while we will not experience another claim charge of the magnitude that's referenced here, we hopefully will incur something in the same neighborhood, where if the bonus payments across the corporation to a very dedicated workforce. So they kind of offset. The iSOFT thing is down in the noise level. Certainly, iSOFT's profitability will improve with revenue growth, since you're only looking at three quarters' worth. The bulk of the loss this year at iSOFT is predominantly purchase accounting, and investments that we're making in some of the systems, and the ingestion of iSOFT into CSC. Some of that will occur next year. I don't expect iSOFT to have a $93 million loss next year. But then again, I don't expect it to turn to robust profitability. So we've kind of set iSOFT aside, as we continue with the integration, and the maturation of the Lorenzo installations around the world. Hope that helps.

 Nathan Rozof - Morgan Stanley - Analyst

 That's very helpful. Thanks so much. And Mike Mancuso, best wishes to you in your retirement. Thank you.

 Mike Mancuso - Computer Sciences Corp - VP and CFO

 Thank you very much.

 Mike Lawrie - Computer Sciences Corp - President and CEO

 He'll be around until we sign the K, by the way.

 Nathan Rozof - Morgan Stanley - Analyst

 Glad to hear it.

Operator

 We'll go next to Rod Bourgeois from Bernstein.

 Rod Bourgeois - Sanford C. Bernstein & Co. - Analyst

 Yes. Hi. Rod Bourgeois here. So Mike Lawrie, it would be helpful to get a big picture perspective on what you see as the biggest uncertainty over the next year in the turnaround. I mean, you mentioned some hesitation on being too specific about fiscal '13, due to needing more time to quantify the impact of your turnaround initiatives. Is that the biggest uncertainty, or is there still a significant uncertainty around needing more time to scrub for problem contracts? Is that also a big uncertainty in your mind?

 Mike Lawrie - Computer Sciences Corp - President and CEO

 The scrubbing for uncertain or for bad contracts is becoming less of an uncertainty for me. I think there's a couple of risk factors here. One is I just don't know what's going to happen with the US budget situation. I just don't know. None of us know, and I don't know what impact that would have on spending, and certainly future business. So that is very much of an unknown right now. We have a fairly robust business in Europe, as you know, and I just don't know how this is all going to play out in Europe, and what, if any, impact we will see there. In some cases, it could be a positive impact, as many financial institutions, in particular, look to improve their operating expense performance. But I think that's certainly an uncertainty.

And the bigger uncertainty is that, as we make some fairly substantial changes to CSC, I don't yet know how well we will execute against those changes. I am bringing in quite a few new players on to the team that will be taking on some very significant operating roles, and I think it will take some time for that team to gel. We're changing compensation programs. There is a lot of change. So I think that, for me, is probably the biggest uncertainty, is how the organization will respond to that level of change. But my calculus is, given these results, I think we have to make those changes. I think it's imperative, and as time progresses, here, I'll get a little better idea of how the organization responds, and the capacity for execution. So I think that's probably the biggest uncertainty that I have right now.

 Rod Bourgeois - Sanford C. Bernstein & Co. - Analyst

 That's helpful. Just for more specificity on the problem contract side, on a scale of 1 to 100, with 100 being, I'm completely comfortable that I've had time to scrub for problem contracts, can you give us an idea where you are on that scale?

 Mike Lawrie - Computer Sciences Corp - President and CEO

 I'd say I'm at about 75. In other words, I feel 75% comfortable that we've got our handle around the problems. And I feel that we've got a reasonable game plan in place to fix these, and we've got a favorable reaction from our clients that want to help fix some of these problems. So that's sort of the neighborhood, or zip code I would be in.

 Rod Bourgeois - Sanford C. Bernstein & Co. - Analyst

 Okay. Great. And then one other question on the incentives, which I think are an important lever, as you've emphasized In terms of the way that you're defining profitability for purposes of your incentive program, what's your key metric for profitability, and the specific point I want to ask is, are you going to include a metric related to ROIC, and not just sort of the accounting margin?

 Mike Lawrie - Computer Sciences Corp - President and CEO

 The primary measure will be operating income. There will be a couple secondary measures; free cash flow, revenue growth. We are not, in turn, using a metric this year of return on invested capital. When we get together in September, I'll have a little bit more to say on return on invested capital. Clearly, we're not making our cost of capital today with these results, and depending on the degree of success turning some of these infrastructure accounts around, I don't know whether we'll return our cost of capital in fiscal '13. But what I can tell you is that the financial model will get us to an adequate return in excess of our cost to capital. I will share that when we get together in September. I'm looking at it total for the entire CSC portfolio, as well as some of the sub-segments, like our infrastructure business, for example. And which will set up the need over time of transitioning to what I call some of these next generation infrastructure offerings, like cloud, and storage-as-a-service, et cetera, et cetera. So the answer is, we will share that financial model and our projections for return on invested capital, and no, we're not using that as a measurement in this year's compensation for the top 2,300 executives.

 Rod Bourgeois - Sanford C. Bernstein & Co. - Analyst

 Okay. Thanks, Mike.

Operator

 We'll go next to David Grossman from Stifel Nicolaus.

 David Grossman - Stifel Nicolaus - Analyst

 Thank you. Mike, you talked a little bit about what your assumptions were for this year, in terms of deriving cost savings, and I think you set a $500 million to $600 million target, some of that coming from gross margin improvement. Given where you sit today, and the restructuring actions that you have taken, how much visibility do you have on that number right now?

 Mike Lawrie - Computer Sciences Corp - President and CEO

 I have visibility to all of it. I mean, we have got, now, an action plan, and a project office in place that has got to dash down by line item, and I'm reviewing it weekly. And I've also brought in an outside firm that I have worked with from my old days in private equity, when we used to go in and work with clients on helping them get their costs under control. I used the same firm in Misys, and I'm using them here. So line-by-line item visibility to where these cost take-outs are going to come. I just can't tell you whether I'm going to get the results, yet, because I haven't had enough time elapse between putting in place and seeing results.

 David Grossman - Stifel Nicolaus - Analyst

 I guess --

 Mike Lawrie - Computer Sciences Corp - President and CEO

 There's some big areas. For example, we spend about $7 billion a year on indirect purchasing. Is that about right, Mike? Roughly. And we've got 300 or 400 people in this Company that can sign off on POs. We don't aggregate a lot of that spend. So it doesn't take a huge percentage of a spend like that to begin to yield some benefits. But as you reduce the number of people that do have the ability to sign off on some of these POs, as you renegotiate some of the contracts we have with suppliers, all those things, I think, will yield pretty significant results. I just don't have a great precision, yet, on how that will play out, and what time frame. Does that help?

 David Grossman - Stifel Nicolaus - Analyst

 Yes, yes, it does. Maybe just asked another way, I guess I assume that there was a component of headcount reductions, and perhaps some facilities consolidation, or things like that that may have been in the restructuring actions, that you may actually have some visibility or certainty around some level of cost savings from those actions. Is that an accurate assumption?

 Mike Lawrie - Computer Sciences Corp - President and CEO

 I see what you're saying. I mean, what was the -- we took, what, $140 million charge.

 Mike Mancuso - Computer Sciences Corp - VP and CFO

 It was $140 million.

 Mike Lawrie - Computer Sciences Corp - President and CEO

 $140 million.

 Mike Mancuso - Computer Sciences Corp - VP and CFO

 Roughly about 1,800 people.

 Mike Lawrie - Computer Sciences Corp - President and CEO

 It was around 2,000 people. That's all progressing very well. So yes, we have factored the savings from that into the budget. I think the savings, correct me if I'm wrong here, off the top of my head is somewhere around $104 million.

 Mike Mancuso - Computer Sciences Corp - VP and CFO

 Roughly $100 million.

 Mike Lawrie - Computer Sciences Corp - President and CEO

 $100 million. So that $100 million, so of the $140 million, we get about $100 million immediately back this fiscal year, and that is in the savings that we just talked about.

 David Grossman - Stifel Nicolaus - Analyst

 Okay. Great. Thanks. And looking at the accrual, do you have any idea, or can you give us a sense of how much cash is going to come out the door in fiscal '13 against the combination of, whether it's headcount and facilities, or kind of resolving some of these problem contracts? And I know the contract issue is still a work in process, but any sense for how much cash could be coming out against those accruals?

 Mike Lawrie - Computer Sciences Corp - President and CEO

 Well, as I said before, when we did the pre-announcement, I do expect some incremental restructuring charges as we go forward. Exactly how much, I don't know, Mike, I don't know whether you have any comments on that.

 Mike Mancuso - Computer Sciences Corp - VP and CFO

 I think in the plans we're looking at, there's potentially another $50 million or $60 million of restructuring charges that we could experience in FY '13, offsetting some of the benefit that we're going to get. As Mike said earlier, the pay-back is a 12 to 18 month period, also, David, to keep in mind. We're also -- we will be pretty much two months into this year with these actions just starting, so you're not getting a 12 month yield. Overall, we'll talk about our cash flow at a historical target. We've talked in the past about 90% of net income. So if we -- depending on how much savings drops to the bottom line, we should be around 90%, given whatever our net income is as a result of the savings, and the contract improvement. But again, as Mike said, wait until August or September, where there's more clarity around these numbers, rather than trying to back into a model right now.

 David Grossman - Stifel Nicolaus - Analyst

 Okay. That's fair enough. But just at a high level, we're going to have about a $200 million accrual, take the $140 million that you just took the charge for, and another perhaps $50 million or $60 million that we would be working down?

 Mike Lawrie - Computer Sciences Corp - President and CEO

 Yes. And again, I consider that as a reinvestment in the Company. So when I talked about cost savings of $500 million or $600 million, some of that would be delivered to the bottom line. Some of that would be reinvestment. Think of that also as a reinvestment of some of those savings back into the business, and restructuring could be part of that.

 David Grossman - Stifel Nicolaus - Analyst

 I see.

 Mike Mancuso - Computer Sciences Corp - VP and CFO

 David, let's clarify, too. It is an accrual in the fourth quarter. The cash will go out in the first quarter of fiscal '13, plus there's the additional restructuring that I talked about. So factor that into your thinking, also, when you think about cash flow.

 David Grossman - Stifel Nicolaus - Analyst

 All right. Very good. Just one last question. I know we've got $1 billion in debt due sometime next year. Can you give any guidelines on how to think about the timing of when you may re-finance that debt, or how you may refinance that debt?

 Mike Mancuso - Computer Sciences Corp - VP and CFO

 We're thinking in terms, David, of tackling a piece of that action in probably the early fall, probably repaying half of it, and refinancing half of it. That's our general thinking at this point in time.

 Mike Lawrie - Computer Sciences Corp - President and CEO

 And that was why I made the comment about the assessment of the portfolio, and the potential for disposing of some of those non-core, non-strategic assets. That process is underway, and some of the proceeds from those, should we choose to do that, we may use to pay down some of the debt, and as Mike said, refinance some of it. So that's, again, I think we may have a little better handle on that when we get together in September.

 David Grossman - Stifel Nicolaus - Analyst

 All right. Very good. Thanks very much, and good luck.

Operator

 We'll go next to Julio Quinteros from Goldman Sachs.

 Julio Quinteros - Goldman Sachs - Analyst

 Hey, guys. Sorry. Just to go back to that question about the non-core assets that you guys would be -- that could be under consideration, can you walk us through maybe in high level, what you guys are thinking about? Is it entire segments? Is it IP? Just generally, what could be under consideration?

 Mike Lawrie - Computer Sciences Corp - President and CEO

 It is not entire segments. So let me be clear about that. We do have some businesses -- as you know, there's a lot of different pieces of CSC scattered all around the world. And some of these assets, to be quite candid, are not returning very much. Some as little as 100 basis points. So we are looking at some of those assets as potential disposal candidates. So it is not entire segments. It is smaller pieces of the portfolio that we just don't view as part of our shift to higher value-add services that we want to move to in the future.

 Julio Quinteros - Goldman Sachs - Analyst

 Okay. And then just on the timing of the debt take comes due. You have $300 million in February, and then another $700 million in March. $1 billion on the balance sheet as of the end of fiscal '12. How fast do you have to move to ensure that you can get through that process?

 Mike Mancuso - Computer Sciences Corp - VP and CFO

 Obviously, it will be lead time away, Julio. In terms of where the debt markets are, obviously, and where we are in the debt markets come the fall time frame. So we will certainly plan accordingly. That's the best specificity I can give you.

 Julio Quinteros - Goldman Sachs - Analyst

 Got it. Great. Thanks, guys.

Operator

 We'll go next to Moshe Katri from Cowen.

 Moshe Katri - Cowen and Company - Analyst

 Just a question for Mike Mancuso. How should we think about the Company's use of percentage of completion accounting in the past? Do you view it as a problem vis-a-vis your transparency to the market, especially as it could potentially mask troubled contracts, and how would you use percentage of completion accounting differently in the future? Thanks.

 Mike Mancuso - Computer Sciences Corp - VP and CFO

 Well, Moshe, the accounting standards dictate whether or not POC accounting applies or doesn't apply to a particular contract. Probably the best way to think about is to think of the effect that it has on CSC. Despite the fact that significant number of our write-offs are reflected by percentage of completion contracts, it represents a little bit less than 8% of our overall revenue. So it's full of judgments, obviously, in terms of trying to determine profitability, and estimate contract costs at completion. But again, only 8% of our overall revenue. So it's a manageable task. We've obviously not performed very well at it, or our results would be much better. But it's a manageable challenge, and we're going to get our hands around it.

 Moshe Katri - Cowen and Company - Analyst

 Is there a specific guidance in terms of how you would deploy it in the future, given some of the things that you've seen in the past?

 Mike Mancuso - Computer Sciences Corp - VP and CFO

 As I said, we don't have the option. If we take on as, for example, a multi-year, fixed price software development contract, the use of percentage of completion accounting is not optional for us. It's dictated by the geometry and structure of the contract. So it's really not discretionary on our part.

 Moshe Katri - Cowen and Company - Analyst

 All right. Thanks.

Operator

 We'll go next to Bryan Keane from Deutsche Bank.

 Bryan Keane - Deutsche Bank - Analyst

 Hi. Just trying to back into the numbers to make sure I have it right. So on April 11, when you guys pre-announced, the adjusted number for the fourth quarter was $0.19 to $0.21. If we use that same math, are we -- what was the actual number in the fourth quarter?

 Mike Mancuso - Computer Sciences Corp - VP and CFO

 There was an additional charge in the fourth quarter that surfaced after the April 10 release, and today's numbers, and that contract charge is, ballpark, about $10 million, roughly. I mean, there were other adjustments, but that's the significant item that accounts for the additional EPS degradation from the April 10 to where we are today.

 Bryan Keane - Deutsche Bank - Analyst

 Yes. Because if I back out the $140 million of restructuring charges, I still get to something like minus $0.12. I'm just trying to figure out what's the actual number, looking at apples-to-apples, to that $0.19 to $0.21.

 Mike Mancuso - Computer Sciences Corp - VP and CFO

 Bryan, without trying to be flip, at our dollar magnitude of EPS loss, $0.05, $0.07, $0.10 at this point in time really is not meaningful. It's a miserable number no matter how you carve it.

 Bryan Keane - Deutsche Bank - Analyst

 Let me just finish up, and maybe ask you, Mike, Mike Mancuso. Just in your tenure, here, obviously, there was a lot of hopes of turning around the Company, and it didn't quite work out the way as you expected it to. Maybe just you can reflect, as we go for another turnaround, here, maybe some of the surprises that happened throughout your tenure that the new Management team needs to be aware of. Just get your overall thoughts. Thanks.

 Mike Mancuso - Computer Sciences Corp - VP and CFO

 Well, I think the new Management team has to be aware of -- and as Mike indicated, he is -- of our failings in terms of our contract performance, and root causes. Obviously, that wasn't apparent to us two or three years ago. So that's, I think, principally the main focus of where the fix has to come from, where the surprises came from, and where the challenge lies. And the team is focused on those issues. The leadership changes, as well as process changes are going to -- and the operating model, will effectively, I think, deal with those issues. It will take some time. You don't destroy value overnight, and you don't recreate it overnight. But the focus is there. The dedication is there. And I think the solution is there. And I'm extremely optimistic that the yield and improvement will manifest itself in the coming months.

 Mike Lawrie - Computer Sciences Corp - President and CEO

 You know, as I said, I've just had a chance to sort of go all around the world. I'll tell you, CSC has got some absolutely outstanding people, and everywhere I went, I found these little nuggets of gold everywhere. But, and Mike Mancuso, correct me if I'm wrong. One of the big changes we are making is that CSC has been managed as a holding company. So what we find here at headquarters, so what Mike Mancuso found as the CFO in his three or four years here, by the time he found it, it was often in pretty bad shape, because in a holding company mentality, things just sort of roll up, and you report what has in fact happened. The big transition we're making is moving to an operating company, and an operating company looks for what the anticipated results are going to be, and then operates, and tries to change the outcome through Management actions, and other disciplined processes that are installed.

So if I look back over Mike's tenure, I found it very difficult for him to try to manage within a holding company environment. And there's not a great example in the technology industry of a company that really works as a holding company. But as we move, and make this transition to an operating company, install enterprise processes like consistent financial systems, and consistent product line management systems, and consistent sales management systems, and consistent HR, and compensation, and benefit systems. As you begin to make that shift, you have much more visibility to what's going on in the company before it becomes an issue, and therefore, you've got a higher probability of being able to successfully manage a better outcome. So I don't want to put words in your mouth, Mike, but that's a fundamental shift in how we're going to run the business.

 Mike Mancuso - Computer Sciences Corp - VP and CFO

 I think CSC, historically, grew significantly in a rapid period of time, and significantly by acquisition. And rather than the ingestion of those acquisitions, instead of the independence of those acquisitions, resulted in, obviously, there's accounting and bidding done around the world, and to expect headquarters in that structure to control everything that's going on, quite honestly, most of the time, the patient was wheeled into corporate on the gurney, just about to die when the problem was surfaced to us. So we didn't have the ability to get in upstream and affect the solutions. That's going to change, and Mike's already mapped out the changes in that manner of operation. So we'll learn from the sins of the past.

 Bryan Keane - Deutsche Bank - Analyst

 Okay. Great. Well, thanks for the insight. It's very helpful. Good luck.

 Bryan Brady - Computer Sciences Corp - VP of IR

 Thanks, Bryan, and Operator, can we have just one last question please?

Operator

 We'll go next to Jason Kupferberg from Jefferies.

 Jason Kupferberg - Jefferies & Company - Analyst

 Thanks, guys, for squeezing me in here. I'm just wondering, at a high level, based on everything that we've heard, is part of the strategy, here, that there's some degree of kind of addition by subtraction? Because it sounds like, clearly, you want to exit some smaller pieces of non-core business, perhaps some pruning of the current contract base. Is there a scenario, here, Mike, where ultimately, you shrink the Company from a revenue perspective, but drive higher levels of profitability, with less risk across the portfolio? Is that a potential outcome here? Or do you think that some tangible level of consistent top line growth will be the byproduct of your turnaround over the next couple of years?

 Mike Lawrie - Computer Sciences Corp - President and CEO

 That's a great question. And when we do get together in September, I'll outline this, but fundamentally, yes, I do think this Company could shrink a little bit in terms of revenue over the next year to 18 months, as we prune some unprofitable, or less profitable pieces of the portfolio. Absolutely. And again, for the next year or so, we are going to be majoring more on profitability than we are on revenue growth, and that, coupled with some of the headwinds we have, particularly in our NPS business, could -- I think a very probable outcome would be lower revenue, but much higher profitability, as we've talked about. Once you get stabilized from a profitability standpoint, and you're executing against a financial model, then I think you can begin to grow the business. You can grow the business organically, you can grow it inorganically, and that, really, will be, I think, the second phase of the turnaround, is where we begin to grow consistent with the market, but we're able to grow, we're able to integrate, so that we don't have these huge execution gaps that result in deteriorating profitability. So that's how I think about it, as we go forward, from a 30,000 foot level.

 Jason Kupferberg - Jefferies & Company - Analyst

 That makes a lot of sense. One area that I don't think we've really heard about as part of the turnaround, but would love your thoughts on, is off-shoring. Obviously it doesn't really apply to NPS, but for the commercial side of the business, what's your view in terms of what CSC has done to date, and what more can be done? Because obviously, that would help the cost structure. It might also be somewhat cannibalistic, but would -- I would certainly think help your focus on profitability.

 Mike Lawrie - Computer Sciences Corp - President and CEO

 I just got back from India. I'll tell you, I was so impressed with our Indian operation. We have got some unbelievable talent and committed people there. We also have, believe it or not, somewhere around 23,000, 25,000 people there, a very extensive recruiting, graduate recruiting program there. So roughly, we have, Mike, what, 60,000, 65,000 people in our commercial business.

 Mike Mancuso - Computer Sciences Corp - VP and CFO

 Oh, yes, easy.

 Mike Lawrie - Computer Sciences Corp - President and CEO

 And 23,000, 25,000 of them are already in India. We've got a new call center we just got up and running in Vietnam. We've got a great call center in Malaysia, which I had a chance to visit on this trip. So when you add that all up, we've got -- don't hold me to these numbers, but 40%, 50% of our resources are already quote, unquote, offshore, or in lower cost and Eastern Europe, thank you very much. So I don't think CSC's done a bad job at all. I think they've done a pretty good job of globalizing their human resource capability around the world. What we haven't done, is we haven't got that focused in a way where it provides as much leverage to our financials, and as much leverage to other activities, like our development activities, particularly in software, that I would like to see. For example, iSOFT. iSOFT's got a fantastic development center in Chennai. I spent a half a day there going through the entire product program. But we haven't gotten that all focused in a way that really leverages the Company. So from a pure, do you have people offshore, yes, we do, and it's roughly in line with what many of our competitors have done. But I think the big incremental improvement will be getting that focused, and getting that part of our future operating model so it provides leverage, not only financially, but leverage from a talent standpoint, because we've got fantastic talent in many of those geographies.

 Jason Kupferberg - Jefferies & Company - Analyst

 And just last, any updates on the SEC investigation?

 Mike Mancuso - Computer Sciences Corp - VP and CFO

 It's still continuing. We expect the internal investigation to be coming to a conclusion soon. Our 10-K, when we file it, will status all the numbers, any financial, or accounting fall-out of the investigation as it exists up to this point in time. Beyond that, Jason, I just can't get -- it's an independent investigation, and we just can't get into the discussion of it.

 Jason Kupferberg - Jefferies & Company - Analyst

 Understood. Thank you guys.

 Bryan Brady - Computer Sciences Corp - VP of IR

 Thanks, Jason. Operator, I think that completes our session. Mr. Lawrie would like to just wrap up the call.

 Mike Lawrie - Computer Sciences Corp - President and CEO

 Thank you, Bryan, thanks. Great questions, and hopefully we're trying to provide a little more clarity on our operations. So I'm very much looking forward to continuing this dialogue. I'll be spending some more time with some of our other investors, and some of the other analysts, as we go forward here. As I've said, we've set a date of September 10 to get together, which will be in New York, by the way. I think it's at - so anyway, we've got a date set up. And I very much look forward to providing the next sort of level of detail around some of the plans that we have sketched out here this morning. So thank you very much, everyone.

Operator

 That does conclude today's conference. We thank you for your participation.